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American Century Investment Management
Exhibit 77C.

A special meeting of shareholders was held on July 27, 2007, to vote on the following proposals. The proposals received the required number of votes of the American Century Investment Trust, or the applicable fund, depending on the proposal, and were adopted. A summary of voting results is listed below each proposal.

PROPOSAL 1:

To elect eight Trustees to the Board of Trustees of American Century Investment Trust (the proposal was voted on by all shareholders of funds issued by American Century Investment Trust):

John Freidenrich                     For:                          3,337,319,127
                                     Withhold:                      34,910,607
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Ronald J. Gilson                     For:                          337,806,752
                                     Withhold:                     34,422,982
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Kathryn A. Hall                      For:                          3,337,653,997
                                     Withhold:                     34,575,737
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Myron S. Scholes                     For:                          335,709,158
                                     Withhold:                      36,520,576
                                     Abstain:                       0
                                     Broker Non-Vote:               0

John B. Shoven                       For:                          3,337,333,277
                                     Withhold:                     34,896,457
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Jeanne D. Wohlers                    For:                          3,336,368,531
                                     Withhold:                     35,861,203
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Peter F. Pervere                     For:                          3,336,793,063
                                     Withhold:                     35,436,671
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Jonathan S. Thomas                   For:                          3,336,300,729
                                     Withhold:                     35,929,005
                                     Abstain:                       0
                                     Broker Non-Vote:               0





PROPOSAL 2:

To approve a change in the fee structure of the Advisor Class. This proposal was voted on by the Advisor
Class shareholders of the following funds:

                     Prime Money Market                Diversified Bond               High-Yield
For:                 1,955,971                         1,627,739                      1,627,739
Against:               144,822                            69,900                         69,900
Abstain:                13,584                            61,086                         61,086
Broker
Non-Vote:              500,497                           407,534                       407,534
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